UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    February 29, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

                On February 29, 2008, the Registrant and TLC Casino Enterprises, Inc. (“TLC”) amended the Stock Purchase Agreement dated June 26, 2007 (the “Agreement”), which provided for the sale by the Registrant to TLC of all the Registrant’s right, title and interest in and to 100% of the stock of Speakeasy Gaming of Fremont, Inc. and Speakeasy Fremont Street Experience Operating Company.

                The Amendment provides for a $3,000,000 working capital adjustment to remain in Speakeasy Gaming of Fremont, Inc. upon closing, and sets forth the agreement of the Registrant and TLC to close the above-described sale on or before March 7, 2008. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to such Amendment, a copy of which is included as Exhibit 10.1 to this Report, which is incorporated herein by reference.

Item 9.01                                                 Financial  Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amendment to Stock Purchase Agreement by and among the Registrant and TLC Casino Enterprises, Inc. dated as of February 29, 2008

99.1	Press Release dated March 3, 2008

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date: March 6, 2008